Exhibit 99.1

Synthesis Energy Systems Enters Agreement to Study Feasibility of Using Gasification Technology to Produce Green Chemicals in the U.S.

Will Develop Financial and Technical Data Related to Conversion of Used Tires, Auto Shredder Residue and Refuse-derived Fuels

HOUSTON, January 15, 2013 – Synthesis Energy Systems, Inc. (NASDAQ: SYMX) has entered into an agreement with an undisclosed U.S.-based company to assess the feasibility and optimal uses of SES’ gasification technology for the production of valuable ‘green’ chemicals.

The agreement calls for SES to lead an engineering study, commissioned and funded by the undisclosed U.S. company, that will define an optimal use of potential feedstock combinations that may include used tires, auto shredder residue and refuse-derived fuel to efficiently and cost-effectively produce commercially viable chemicals such as methanol and methanol derivatives. The plants being contemplated are expected to have an attractive environmental footprint as they would process these waste streams with an exceptionally low emissions profile. In addition, these plants have the potential to include nearly complete carbon capture capability.

SES will be assisted in this effort by Fluor Enterprises, a leading global engineering, procurement, maintenance and construction company.

“We believe that our technology offers the ability to cleanly use these undesirable waste and landfill materials in an environmentally responsible way to produce a variety of high value products. Through our development efforts with potential US partners last year we believe production of chemicals from these materials can provide a unique and economically attractive ‘green chemical’ solution,” stated Robert Rigdon, president and CEO. “Such an approach offers an avenue for reduction in the carbon footprint of many of the chemical derived products we use every day. Together with Fluor, we plan to use our in-house expertise, intellectual property, and operations experience and to complete the study, which we are hopeful, could form the basis of a technology, equipment and services supply business to meet this growing need.”

Due to the confidentiality agreements in place and competitively sensitive information, SES is not able to divulge further details regarding the agreement. The study is expected to last four months. Following the successful completion of this study, SES hopes to advance to the next steps with this important potential partner.

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, please visit www.synthesisenergy.com or call (713) 579-0600.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives and its relationship with Crystal Vision Energy, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

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Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC (Investors)

Matthew D. Haines

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Richard Anderson

Senior Managing Director

(718) 986-1596

SES@feintuchpr.com

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